Baotou Steel - General Steel
Special Steel Pipe
Joint Venture Agreement
 (Amendment)

BAOTOU IRON & STEEL GROUP CO., LTD.
TIANJIN DAQIUZHUANG METAL SHEET CO., LTD.

JOINT VENTURE AGREEMENT

1. GENERAL PROVISIONS

1.1
In accordance with the Laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment (“Joint Venture Law”) and other relevant published laws and regulations of China, the following Parties hereby enter this initial joint venture agreement (“Agreement”) with the intention of forming a joint venture enterprise.

2. PARTIES TO THE JOINT VENTURE

2.1	Parties to this Agreement are as follows:

Party A: Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (Daqiuzhuang Metal)
Located at Daqiuzhuang, Jinghai county, Tianjin city, China;
Legal Representative Yu, Zuo Sheng (Nationality: Chinese)

Party B: Baotou Iron & Steel Group Co., Ltd. (Baotou Steel)
Located at River West Industrial Area, Kundulun District, Baotou city, Inner Mongolia, China;
Legal Representative: Li, Ren Ming (Nationality: Chinese)

3. ESTABLISHMENT OF THE JOINT VENTURE

3.1
In accordance with the Joint Venture Law and other relevant published laws and regulations of the People’s Republic of China, the Parties herein hereby agree to establish a Joint Venture Limited Liability Company (hereinafter referred to as "Joint Venture" or “JV”) in Inner Mongolia, China.

3.2
The name in English of the Joint Venture will be: Baotou Steel - General Steel Special Steel Pipe Joint Venture Company Limited. The legal address of the Joint Venture will be Kundulun District, Baotou city, Inner Mongolia, China.

3.3
The form of organization of the Joint Venture shall be a limited liability company. The liability of each Party herein is limited to the capital contribution to the registered capital in accordance with Section 5.2 of this Agreement; including increases and decreases in each Party's share of ownership interest made in compliance with the regulations and laws of the People’s Republic of China.

4: PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

4.1
The purposes of the Joint Venture will be, in conformity with the mutual desire of each Party herein of strengthening economic cooperation and technical exchanges, to improve the product quality and the production capacity, to develop new products and gain competitiveness in both domestic and international markets in terms of quality, variety and price by adopting advanced technology in the production of steel products, and the adoption of advanced management methods, so as to constantly raise economic results and ensure satisfactory economic benefits for each Party.

4.2
The products of the Joint Venture shall be those classified as special steel. At the first stage of JV, the products are special steel pipes. The products shall be sold in both domestic and international markets. The total production scale of the Joint Venture will be 600,000 metric tons a year.

5: TOTAL INVESTMENT, REGISTERED CAPITAL AND OWNERSHIP

5.1	The total amount of investment is 50,000,000 RMB (approximately $6,400,000 USD).

5.2	The registered capital is 50,000,000 RMB (approximately $6,400,000 USD).

Party A shall contribute 40,000,000 RMB (approximately $5,130,000 USD).
Party A shall have 80% ownership interest.
The investment shall be used for purchasing equipment necessary to create four pipe production lines and working capital.

Party B shall contribute 10,000,000 RMB (approximately $1,270,000 USD).
Party B shall have 20% ownership interest.
The investment shall be used for purchasing land, setting up new workshops and buildings, establishing power and water systems and creating an accessing road.

5.3	Scope of Investment:
Party A: The payments to be made by Party A toward the registered capital of the Joint Venture must be paid as follows:

a. 20,000,000 RMB (approximately $2,558,000 USD) of its capital contribution used to purchase equipment necessary to create the four production lines at the date of approval of Joint Venture;
b. 8,000,000 RMB (approximately $1,023,000 USD) of its capital contribution at the date 30 days from the approval of the Joint Venture;

c. 8,000,000 RMB (approximately $1,023,000 USD) of its capital contribution at the date 3 months from the approval of the Joint Venture; and
d. The remainder of its capital contribution at the date 6 months from the approval of the Joint Venture.

Party B: The full payment of its contribution must be paid at the date of the approval of Joint Venture.

5.4
After the registered capital is paid in full by both Parties herein, an accounting firm registered in China appointed by both Parties will verify that all contributions cited in this Agreement have been made in accordance with the terms and conditions of this Agreement. The accounting firm will issue a verification report stating that all contributions according to this Agreement Parties have been made in full by both Parties herein. Based on the verification report, the Joint Venture shall issue an investment certificate to each Party herein. This report will be signed by both the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors of the Joint Venture.

5.5
Should either Party herein desire to assign all or part of its interest in the Joint Venture to a third Party, written approval must be obtained from the following entities: the other Party herein, the Joint Venture Board of Directors; and the appropriate government approval authority. In the event of a transfer of interest by either Party herein in this Agreement, the other Party herein will have a preemptive right over the shares to be transferred. If a transfer is made to a third party, the terms for the transfer shall not be superior to those for the Parties herein. Any transfer deviating from the specifications of this Agreement shall be deemed invalid. Any transfer of interest must be reported to the appropriate local government authority for approval.

6: RESPONSIBILITIES OF THE PARTIES

6.1	Responsibilities of the Party A:

a. Making capital contributions in accordance with term 5.2, 5.3;

b. Assisting Party B to obtain the business approval, registration and business license;

c. Assisting Party B to obtain the various government related benefits eligible to companies qualified to participate in the “Advantages of Developing the Western Territory” government program; and

d. Preparing all relevant documents for local government approval.

6.2	Responsibilities of Party B:

a. Making capital contributions in accordance with term 5.2. 5.3;

b. Assisting Party A to obtain the business approval, registration and business license;

c. Providing sufficient raw materials, water, electricity, gas, transportation and other services for the Joint Venture (A contract with respect to the supply of raw materials, air, water, electricity and gas shall be signed separately by the both Parties herein.);

d. Providing sufficient land for the JV operation (A land lease agreement for 20 years shall be signed by both parties.).

7. PRODUCTION AND SALES OF PRODUCTS

7.1	Party A will provide the equipment necessary for creating four special pipe production lines;

7.2	Party A will provide the production technology and the government production permission approval by the relevant authority;

7.3	The products of the Joint Venture will be sold primarily in the domestic market. Each Party herein will assist in a good faith effort to expand sales to the international market.

8: BOARD OF DIRECTORS

8.1	The Board of Directors will be established at the date of issuance of the business license.

8.2
The Board of Directors will consist of seven (7) directors of which five (5) will be appointed by Party A and two (2) shall be appointed by Party B. The Chairman of Board will be appointed by Party A. The Vice Chairman of the Board shall be appointed by Party B. The term of the directors is four (4) years. This term of office may be renewed upon reappointment by the appointing Party herein.

8.3
The highest authority of the Joint Venture shall be its Board of Directors. It will decide all important issues concerning the Joint Venture. In handling all important matters, the Board of Directors will reach its decision through consultation among the participants in the principle of equality and mutual benefit. All issues of the Joint Venture brought before the Board of Directors for consideration and vote will require a two-thirds majority assent for approval.

8.4	The following important issues will require the unanimous approval of the Board of Directors:

a. Amendment of the Articles of Incorporation of the Joint Venture;
b. Termination and dissolution of the Joint Venture;
c. An increase of the registered capital of the Joint Venture and any transfer of ownership interest by any Party herein; and
d. Merger of the Joint Venture with another economic organization.

8.5
The Chairman of the Board is the legal representative of the Joint Venture. If the Chairman of the Board is unable to exercise his or her responsibilities, he or she will authorize the Vice Chairman of the Board of Directors to be the legal represent the Joint Venture.

8.6
The Board of Directors will convene at least two (2) meetings each year. The meetings shall be called and presided over by the Chairman of the Board. The General Manager of the Joint Venture and the Vice General Managers of the Joint Venture may attend the meetings, but have no voting rights. The meetings can be held at a site mutually agreed upon by the Parties herein. The Chairman of the Board may convene interim meetings based on proposal made by more than one third of the directors. The minutes of all meetings will be kept on file. The directors will have the right to be represented by a designated representative. One (1) union representative can attend the meetings, but has no voting rights.

8.7	A decision signed by all the members of the Board of Directors has the same validity as a decision made during an official Board of Directors meeting.

9: BUSINESS MANAGEMENT ORGANIZATION

9.1
The Joint Venture shall establish a management office which will be responsible for the daily operation and management of the entity. The management office shall have one (1) General Manager, three (3) Vice General Managers and one (1) Chief Financial Officer.

Party A will appoint the General Manager;
Party A will appoint the Chief Financial Officer;
Party A will appoint two (2) Vice General Mangers; and
Party B will appoint one (1) Vice General Manager.

9.2	The office is authorized by Board of Directors. The term of office shall be four (4) years.

9.3
The responsibilities of the General Manager will be to carry out the decisions of the Board of Directors and to organize and direct the daily management of the Joint Venture in accordance with the provisions of this Agreement and the Articles of Incorporation.

9.4	The Vice General Managers will assist the General Manager in his or her duties.

9.5
The department managers will be responsible for the work in the respective departments of production, technology, business operation, finance and administration. Department managers will handle matters delegated by the General Manager and the Vice General Managers and will be accountable to them. The General Manager will prepare and present for approval to the Board of Directors a yearly budget, including proposed appointments of department managers as well as their remunerations.

9.6
The General Manager and Vice General Managers will not serve as employees of other entities, and will not serve or act on behalf of other economic entities in competition with the Joint Venture except that they may be an officer, director or employee of their respective Party herein.

9.7
The Board of Directors will have the power to dismiss the General Manager and the Vice General Managers in the event of behavior in violation of the laws of the People’s Republic of China or serious dereliction of duty.

10: LABOR MANAGEMENT

10.1
Policies relating to matters such as, but not limited to, the total number of employees, recruitment, dismissal, wages, welfare, benefits, labor insurance, bonuses and labor discipline will be determined by the management office in accordance with “Labor Management Laws and Provisions of Foreign Invested Enterprises Provisions Laws of People’s Republic of China”, and other regulations and policies stipulated by the Board of Directors of the Joint Venture.

10.2
The Joint Venture shall have the right to recruit and hire employees directly from any available sources in the Baotou Steel Union You Yi Alloy Rod Mill. In all cases, the Joint Venture will employ only those employees who are sufficiently qualified for employment, as determined through tests and/or examinations.

10.3
The Joint Venture, acting through the General Manager, will sign individual labor agreements with each employee. Each labor agreement, according to the framework duly approved by the Board of Directors, will include the type of work, the technical requirements and the wages of the employee. The labor agreement for each employee will be filed for reference at the local labor management department.

10.4
The labor agreements of employees who will likely in the course of their routine work responsibilities have access to or receive confidential information and/or particular training from the Joint Venture or from Party B will include, confidentiality clauses and non-competition clauses pursuant to which the employee will not be permitted to work for an enterprise or organization in the same field of operation as the Joint Venture for a period of two (2) years after leaving the employment of the Joint Venture.

10.5	The employees of the Joint Venture will have the right to establish a labor union in accordance with relevant laws and regulations of People’s Republic of China.

11: TAXES, FINANCE, AUDIT AND PROFIT DISTRIBUTION

11.1	The Joint Venture will pay various taxes in accordance with relevant laws and regulations of the People’s Republic of China.

11.2
The Joint Venture will prepare financial statements at the end of each fiscal year and at times as may be required by the Board of Directors. The Joint Venture will conduct inspections and verification according to the related laws and regulations of foreign invested enterprises in the People’s Republic of China. Unless otherwise requested by the Board of Directors, the fiscal year financial statements should be submitted to both Parties herein for review within the duration of April 1st to May 1st of each year.

11.3
Each Party herein has the right to engage a professional outside entity for the purpose of auditing the financial records of the Joint Venture. The costs for the services of such outside entity are solely the responsibility of the initiating Party herein. The Joint Venture will not withhold unreasonably cooperation from the outside entity.

11.4
After the Joint Venture distributes the after-tax profit of the current year, it will put ten percent (10%) of the profit into a legal accumulation fund and five percent (5%) of the profit into public welfare fund.

When the Joint Venture operates at a financial loss, it must first cover the loss from any profit of the previous year before it takes any money from the legal accumulation fund and public welfare fund to cover its loss.

11.5
Any after-tax profit that exists after the above cited required contributions to the legal accumulation fund and the social welfare fund will be distributed to the Parties herein in proportion to the capital contribution made by each Party herein.

11.6	The two Parties herein may also negotiate other profit distribution methods.

12: DURATION OF THE JOINT VENTURE

12.1
The duration of the Joint Venture will be 20 years. The date of establishment of the Joint Venture will be the date of issuance of the business license. The duration of the Joint Venture can be prolonged if either Party herein submits a written proposal to the Board of Directors before six (6) months of the expiring date of the Agreement and it is approved by the Board of Directors.

13: DISPOSAL OF ASSETS UPON LIQUIDATION OF THE JOINT VENTURE

13.1	Upon termination of the Joint Venture, liquidation of all assets will be carried out according to relevant laws and regulations of the People’s Republic of China.

13.2
The Board of Directors will form a Liquidation Committee comprised of members representing both Parties herein. The Liquidation Committee will conduct all liquidation procedures in accordance with the relevant laws and regulations of the People’s Republic of China.

13.3	The liquidated assets will be distributed, upon the discharge of all liabilities of the Joint Venture, to the Parties herein in proportion to the capital contribution made by both Parties herein.

13.4	Fees incurred during the liquidation and the salaries for the Liquidation Committee will be deducted from the residual equity.

13.5	All original copies of documents, files, contracts and books and records of the Joint Venture will be kept by Party A after the liquidation.

14: INSURANCE

14.1	The types, value and duration of insurance will be decided by the Board of Directors in accordance with the relevant laws and regulations of the People’s Republic of China.

15. AMENDMENT, ALTERATION AND TERMINATION OF AGREEMENT

15.1
Any amendment to this Agreement or its appendices will come into force only by written agreement signed by both Parties herein and approved by the original government examination and approval authority.

15.2
Should it become impossible to fulfill this Agreement as a result of force majeure, or should it become impossible to continue the operations of the Joint Venture as a result of heavy losses sustained by the Joint Venture in successive years, the Joint Venture and this Agreement may be terminated prior to the date of expiration if unanimously decided by the Board of Directors and approved by the original government examination and approval authority. The Joint Venture may be terminated prior to its expiration date in the event that both Parties herein agree that termination of the Joint Venture is the mutual and the best interest of the Parties herein. The registration of the Joint Venture must then be canceled at the original government registration office.

15.3
If due to any one Party herein being unable to fulfill the obligations of this Agreement and the Articles of Incorporation, and if for that reason the Joint Venture cannot continue its normal business or cannot reach its target mentioned in the Agreement, then the Agreement would be deemed to have been stopped by the Party herein who made the violation. The other Party herein has the right to claim damages and to apply for the termination of the Agreement. If the other Party herein agrees to continue the business, the Party which committed the violation should compensate the economic damage. The other Party would have in that case a buying option for the shares owned by the defaulting Party.

16: FORCE MAJEURE

16.1
Should the performance of this Agreement be directly affected or should it become impossible to perform this Agreement in accordance with the prescribed terms as a result of a force majeure event such as earthquake, typhoon, flood, fire, war, civil disorder, unforeseeable events where the occurrences and consequences are unpreventable and unavoidable without limitation, the Party herein affected by such event will notify the other Party herein by telegram or facsimile without any delay and, within ten (10) days thereafter, provide the detailed information of such event and a valid certification document giving reasons for such Party's inability to perform all or part of this Agreement or its delay of the performance.

16.2
If possible, the said document will be issued by a notary public office at the location where the force majeure event occurs. The Parties herein will decide through consultations whether to terminate this Agreement or to waive part of the obligations to be performed under this Agreement or to delay the performance of this Agreement according to the effects of the force majeure event on the performance of this Agreement.

17: DISPUTE RESOLUTION

17.1
Any dispute arising from the execution of or in connection with this Agreement shall first be settled through friendly consultations between the Parties herein. In the event that no settlement can be reached through consultations, the disputes will be submitted to the China International Economic and Trade Arbitration Commission for arbitration. The arbitration fees and related expenses occurred will be borne by the losing Party.

17.2
When the dispute, controversy or claim arising out of or in connection with this Agreement are being resolved either through friendly consultation or through arbitration, the Parties herein should take the interest of the whole into account and shall not hinder or affect the performance of the provisions other than in dispute, so as to guarantee the smooth operation of the Joint Venture to the extent possible.

18: EFFECTIVENESS OF CONTRACT

18.1	The following appendices formulated in accordance with the principles of this Agreement shall be integral part of this Agreement:

Appendix 1:  Copies of business licenses of the Parties herein;
Appendix 2:  Credit certificates of the Parties herein;
Appendix 3:  Identification certificated of the legal representatives  or authorized persons of the Parties herein;
Appendix 4:  Authorization Proxy executed by the representatives  of each Party herein;
Appendix 5:  Board of Directors resolution for approval of the JV Agreement;
Appendix 6:  Raw Materials Contract; and
Appendix 7:  Water, Electricity, Gas and Transportation contracts.

18.2
This Agreement and its appendices will become effective subject to successful purchase of the equipment necessary to create the four production lines and upon approval by the original government examination and approval authority. The same applies in event of amendment.

18.3
The Parties herein will take all such efforts to carry out the purposes of this Agreement and its appendices. Neither Party herein will take any action that might have an adverse competitive effect or adverse consequence on the operation of the Joint Venture.

19: Others

19.1	Any amendment to this Agreement will be approved by Board of Directors and submitted to the original government examination and approval authority.

19.2	This contract is in eight (8) originals, each Party herein receiving two (2) originals, the rest will be used for government authority approval and registration of the Joint Venture.

19.3	In witness whereof, the Parties herein have signed this Agreement on ________ by their duly authorized representatives in Inner Mongolia, China.

19.4	The right of interpretation belongs to the Board of Directors of the Joint Venture.

Party A: Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (Daqiuzhuang Metal)
Legal representative:
Date:

Party B: Baotou Iron & Steel Group Co., Ltd. (Baotou Steel)
Legal representative:
Date: